Exhibit 5

                              Latham & Watkins
                        885 Third Avenue, Suite 1000
                          New York, New York 10022


                              October 11, 1995



Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
1023 Cherry Road
Memphis, Tennessee  38117

               Re:  Registration Statement No. 33-62783:
                    $200,000,000 Aggregate principal
                    Amount of Securities
                    -------------------------------------

Ladies and Gentlemen:

          In connection with the registration of $200,000,000 aggregate principal amount of (i) common stock, par value $0.10 per share (the "Common Stock"), of Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's Entertainment"), (ii) preferred stock, par value $0.10 per share (the "Preferred Stock"), of Harrah's Operating Company, Inc., a Delaware corporation ("Harrah's Operating"), and (iii) debt securities of Harrah's Operating (the "Debt Securities" and, collectively with the Common Stock and the Preferred Stock, the "Securities"), and the guarantee of the Preferred Stock (the "Preferred Stock Guarantee") and the Debt Securities (the "Debt Guarantee") by Harrah's Entertainment, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 20, 1995 (File No. 33-62783), as amended by Amendment No. 1 filed with the Commission on October 11, 1995 (collectively, the "Registration Statement"), and the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by Harrah's Entertainment and Harrah's Operating in connection with the authorization and issuance of the Securities, the Preferred Stock Guarantees and the Debt


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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
October 11, 1995
Page 2


Guarantee, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

          Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

          1. Harrah's Entertainment has authority pursuant to the its Certificate of Incorporation to issue up to 360,000,000 shares of Common Stock. Upon adoption by the Board of Directors of Harrah's Entertainment of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, the shares of Common Stock to be sold pursuant to the Registration Statement and/or Prospectus Supplement will be validly issued, fully paid and nonassessable.

          2. Harrah's Operating has the authority pursuant to its Certificate of Incorporation to issue up to 1,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of Harrah's


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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
October 11, 1995
Page 3


Operating's Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of Harrah's Operating of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

          3. The Debt Securities have been duly authorized by all necessary corporate action of Harrah's Operating, and when the Debt Securities have been duly established by an Indenture, and duly executed, authenticated and delivered by or on behalf of Harrah's Operating against payment therefor in accordance with the terms of an Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of Harrah's Operating, enforceable against Harrah's Operating in accordance with their terms.

          4. The Debt Guarantee has been duly authorized by all necessary corporate action of Harrah's Entertainment, and when the Guarantee has been duly established by an Indenture, and duly executed in accordance with the terms of an Indenture and upon due execution, authentication and delivery of the Debt Securities and upon payment therefor, will be a legally valid and binding obligation of Harrah's Entertainment.

          5    The Preferred Stock Guarantee has been duly authorized by
all necessary corporate action of Harrah's Entertainment, and when (i) the terms of the Preferred Stock Guarantee have been duly established in accordance with applicable law, (ii) the instruments relating to the Preferred Stock Guarantee have been duly authorized, executed and delivered, and (iii) the shares of Preferred Stock to which any Preferred Stock Guarantee relates have been duly issued and delivered, and payment therefor has been received, in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock Guarantee will be a legally valid and binding obligation of Harrah's Entertainment.


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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
October 11, 1995
Page 4


          The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a lability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Sections 515 and 1201 of each of the Indentures; (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; and (vi) we express no opinion with respect to Article
XIII of the Senior Secured Debt Indenture or any other provision of the Senior Secured Debt Indenture or the Senior Secured Debt Securities insofar as they pertain to the Security Documents, the Bank Security Documents (each as defined in the Senior Secured Debt Indenture), the security interests contemplated thereby and the collateral subject thereto.

          To the extent that the obligations of Harrah's Entertainment and Harrah's Operating under the Indentures may be depended upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that each of the Indentures has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.


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Harrah's Entertainment, Inc.
Harrah's Operating Company, Inc.
October 11, 1995
Page 5


          This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,


                                        LATHAM & WATKINS